UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2010

MIMEDX GROUP, INC.
 (Exact name of registrant as specified in its charter)

Florida	000-52491	26-2792552
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

811 Livingston Court SE, Suite B Marietta, GA	30067
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (678) 384-6720

1234 Airport Road, Suite 105, Destin, FL 32541
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On, December 21, 2010, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Membrane Products Holdings, LLC and OnRamp Capital Investments, LLC, the owners of Surgical Biologics, LLC (“Surgical Biologics”), a privately held company headquartered in Kennesaw, Georgia, whose primary business is in the development of tissue processing techniques for creating implants for a variety of surgical indications from amnion membranes. Pursuant to the Merger Agreement, the Company will acquire all of the outstanding interests in Surgical Biologics. Following the closing, Surgical Biologics will operate as a wholly owned subsidiary of the Company. The transaction is subject to certain conditions to closing, which is expected to occur in early January 2011.

The Merger Agreement provides, among other things, for initial merger consideration consisting of MiMedx common stock, debt and cash as follows:

•	$5,250,000 of MiMedx common stock (valued at $1 per share); plus

•	$500,000 in cash (subject to adjustment for any shortfall in Surgical Biologics’ working capital from the agreed amount, Surgical Biologics’ debt in excess of the amount agreed to be assumed and Surgical Biologics’ transaction costs); plus

•	Convertible Secured Promissory Notes in the aggregate principal sum of $1,250,000, which will bear interest at the annual rate of 4% and will be payable in full 18 months after Closing, subject to certain offset rights in favor of the Company. The Notes may be prepaid at any time without penalty on 30 days’ written notice to the holders. The Notes will be secured by a first lien security interest in the intellectual property (consisting of patents, patent applications and trade secrets) acquired from Surgical Biologics in the transaction. No other intellectual property or assets of MiMedx will be pledged to secure the Notes. The Notes will be convertible at any time at the option of the holder into shares of MiMedx common stock at a conversion price equal to $1 per share (the “Conversion Price”). The Notes will be convertible at the option of MiMedx if the closing trading price of MiMedx common stock equals or exceeds 175% of the Conversion Price ($1.75) for any 20 consecutive trading days; plus

•	Debt assumed in the transaction of approximately $241,000.

In addition, the Merger Agreement provides for contingent consideration payable in MiMedx Common Stock as follows:

•	An amount equal to 60% of the excess of MiMedx’s gross revenues (net of returns and allowances) (“Gross Revenues”) in calendar year 2011 from sales of all Surgical Biologics’ products over Surgical Biologics’ Gross Revenues from sales of such products in calendar year 2010. For purposes of the calculation (i) Gross Revenues are reduced or increased to the extent the 2011 cost of goods sold for Surgical Biologics’ current product line exceeds or is less than certain agreed parameters, and (ii) Gross Revenues from any new product that incorporates both a placenta derived tissue product of Surgical Biologics and a proprietary product or process of MiMedx are reduced by 50%. The contingent payment is reduced by the cost of any required FDA clearances or approvals for the sale of Surgical Biologics’ current product line.

•	An amount equal to 30% of the excess of MiMedx’ Gross Revenues in calendar year 2012 from sales of all Surgical Biologics’ products over Surgical Biologics’ Gross Revenues from sales of such products in calendar year 2011. For purposes of the calculation, (i) Gross Revenues are reduced or increased to the extent the 2012 cost of goods sold for Surgical Biologics’ current product line exceeds or is less than certain agreed parameters and (ii) Gross Revenues from any new product that incorporates both a placenta derived tissue product of Surgical Biologics and a proprietary product or process of MiMedx are reduced by 50%. The contingent payment is reduced by the cost of any required FDA clearances or approvals for the sale of Surgical Biologics’ current product line.

•	For purposes of the contingent consideration, MiMedx shares are valued at the average closing trading price of MiMedx common stock for the 20 consecutive trading days immediately preceding the date that is one day prior to the date MiMedx’ Form 10-K is filed with the SEC for the applicable year. Contingent consideration is payable 30 days after MiMedx files its Form 10-K for the applicable year.

In addition, the Merger Agreement provides for certain indemnification protections for the Company, secured by the deposit into escrow of 525,000 shares of MiMedx common stock for a two year period, and offset rights against fifty percent (50%) of the principal amount of the Convertible Secured Promissory Note and all of the contingent payments. The limitation period for indemnity claims is generally two (2) years with certain exceptions.

The foregoing description of the terms set forth in the Merger Agreement is qualified in its entirety by reference to the Agreement and Plan of Merger dated December 22, 2010 which will be filed as an Exhibit to our Annual Report for the fiscal year ending December 31, 2010 on Form 10-K with the Securities and Exchange Commission by no later than March 31, 2011.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to the disclosure set forth under Item 1.01 (a) of this Current Report, which disclosure is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Security Securities.

As noted at Item 1.01, the Company has entered into a Merger Agreement pursuant to which, subject to certain conditions, it will issue 5,250,000 shares of its Common Stock and a Convertible Secured Promissory Note pursuant to which it may issue up to 1,250,000 additional shares of its Common stock. Please refer to the disclosure set forth under Item 1.01 (a) of this Current Report, which disclosure is incorporated herein by reference.

The Company relied on Section 4(2) of the Securities Act of 1933 (the “Securities Act”) and Rule 506 of Regulation D under the Securities Act, as amended, to issue the securities described in this Current Report because they were offered to accredited investors and a limited number of unaccredited investors who purchased for investment in transactions that did not involve a general solicitation

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of the Business Acquired.

In accordance with Instruction (a)(4) to Item 9.01, the Company will file the Surgical Biologics, LLC financial statements required by this item by amendment to this Form 8-K Report not later than seventy-one (71) calendar days after this initial Current Report on Form 8-K reporting the Merger Agreement was required to be filed.

(b) Pro Forma Financial Information.

In accordance with Instruction (a)(4) to Item 9.01, the Company will file the pro forma financial information required by this item by amendment to this Form 8-K Report not later than seventy-one (71) calendar days after this initial Current Report on Form 8-K reporting the Merger Agreement was required to be filed.

(c) Not applicable.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release announcing agreement to purchase Surgical Biologics, LLC issued by MiMedx Group, Inc., dated December 23, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIMEDX GROUP, INC.

Dated: December 23, 2010	By: /s/: Michael J. Senken
Michael J. Senken, Chief Financial Officer

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